SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 9, 2009
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
WI
(State or Other Jurisdiction of Incorporation)

00020006	391726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 9, 2009, Anchor BanCorp Wisconsin Inc. (“Company”) announced it has created the position of Lead Director and appointed David L. Omachinski, a current member of the Board of Directors, to that position. Mr. Omachinski has been a member of the Board since 2002, is a certified public accountant and previously served as both President and Vice President — Chief Financial Officer of Oshkosh B’Gosh Company.
The Company also announced that Douglas Timmerman will step down as the Company’s Chairman of the Board of Directors and Chief Executive Officer some time during the third quarter of 2009. Timmerman will remain on the Board of Directors and will continue to perform consulting services for the duration of his current employment agreement. Mr. Timmerman’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
For more information on these events, please refer to the press release furnished as Exhibit 99.1 to this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.
Date: February 9, 2009	By:	/s/ Dale Ringgenberg
Senior VP, CFO